Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2016 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 are based on the historical financial statements of Pace and Playa after giving effect to the transactions in the Transaction Agreement as if they had been completed on January 1, 2016. The following unaudited pro forma condensed combined balance sheet as of December 31, 2016 gives pro forma effect to the transactions in the Transaction Agreement as if they had been completed on December 31, 2016.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 is derived from Pace’s audited statement of operations for the year ended December 31, 2016 and from Playa’s audited statement of operations for the year ended December 31, 2016.

The pro forma adjustments are based on information currently available. The unaudited pro forma condensed combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the transactions in the Transaction Agreement taken place on January 1, 2016, nor is it indicative of the consolidated results of operations of the combined company for any future period.

The unaudited pro forma condensed combined financial information does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the transactions in the Transaction Agreement taken place on December 31, 2016, nor is it indicative of the consolidated financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of the audited consolidated financial statements of both Pace and Playa.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the transactions in the Transaction Agreement. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the transactions in the Transaction Agreement, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The following unaudited pro forma condensed combined financial information gives effect to a Business Combination. The Business Combination is made up of the series of transactions within the Transaction Agreement. For accounting and financial reporting purposes, this series of transactions was accounted for as a recapitalization. No step-up in basis or intangible assets or goodwill were recorded in this transaction. With the completion of these series of transactions, the existing Playa shareholders hold a 48.8% equity interest in the combined company, Playa was designated with the majority of the Holdco board of directors and Playa was designated with all of the senior executive positions of Holdco.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2016

($ in thousands, except share data)

	Playa Hotels & Resorts B.V.	Pace Holdings Corp.	Pro Forma Adjustments		Porto Holdco B.V.
ASSETS
Cash and cash equivalents	$33,512	$144	$450,898	(2a)	$109,303
			49,200	(2b)
			799	(2b)
			(345,951	)(2c)
			(32,555	)(2d)
			(46,744	)(2e)
Restricted cash	9,651	—	—		9,651
Trade and other receivables, net	48,881	—	—		48,881
Accounts receivable from related parties	2,532	—	—		2,532
Insurance recoverable	—	—	—		—
Inventories	10,451	—	—		10,451
Prepayments and other assets	28,633	127	—		28,760
Property, plant and equipment, net	1,400,317	—	—		1,400,317
Investments	1,389	—	—		1,389
Investments held in Trust Account	—	450,898	(450,898	)(2a)	—
Goodwill	51,731	—	—		51,731
Other intangible assets	1,975	—	—		1,975
Deferred tax assets	1,818	—	—		1,818

Total assets	$1,590,890	$451,169	$(375,251)		$1,666,808

LIABILITIES, CUMULATIVE REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Trade and other payables	$145,042	$3,820	$—		$148,862
Accounts payable to related parties	8,184	—	—		8,184
Income tax payable	5,128	—	—		5,128
Debt	780,725	—	—		780,725
Debt to related party	47,592	250	—		47,842
Deferred consideration	1,836	—	—		1,836
Deferred underwriting compensation		15,750	(15,750	)(2d)	—
Other liabilities	8,997	—	—		8,997
Deferred tax liabilities	76,832	—	—		76,832

Total liabilities	1,074,336	19,820	(15,750)		1,078,406
Commitments and contingencies
Cumulative redeemable preferred shares	345,951	—	(345,951	)(2c)	—
Class A ordinary shares subject to possible redemption; 42,634,936 shares at redemption value of $10.00 per share (Par value $0.0001)	—	426,349	(426,349	)(2b)	—
Shareholders’ equity
Ordinary shares	656	1	(657	)(2b)	10,862
	—		11,353	(2b)
			—	(2f)
			(491	)(2e)
Treasury shares	(23,108)		23,108	(2b)	—
Paid-in capital	377,196	8,810	438,733	(2b)	778,486
			—	(2f)
			(46,253	)(2e)
Accumulated other comprehensive loss	(3,719)	—	—		(3,719)
Accumulated deficit	(180,422)	(3,811)	3,811	(2b)	(197,227)
			(16,805	)(2d)

Total shareholders’ equity	170,603	5,000	412,799		588,402

Total liabilities, cumulative redeemable preferred shares and shareholders’ equity	$1,590,890	$451,169	$(375,251)		$1,666,808

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

($ in thousands, except share data)

	Playa Hotels & Resorts	Pace Holdings Corp.	Pro Forma Adjustments		Porto Holdco B.V.
Revenue:
Package	$450,875	$—	$—		$450,875
Non-package	70,616	—	—		70,616

Total revenue	521,491	—	—		521,491

Direct and selling, general and administrative expenses:
Direct	286,691	—	—		286,691
Selling, general and administrative	97,344	4,451	—		101,795
Pre-opening	—	—	—		—
Depreciation and amortization	52,744	—	—		52,744
Insurance proceeds	(348)	—	—		(348)

Direct and selling, general and administrative expenses	436,431	4,451	—		440,882

Operating income (loss)	85,060	(4,451)	—		80,609
Interest expense	(54,793)	—	—		(54,793)
Interest income	—	898	—		898
Other expense, net	(5,819)	—	—		(5,819)

Net income (loss) before tax	24,448	(3,553)	—		20,895

Income tax expense	(4,232)	—	—		(4,232)

Net income (loss)	20,216	(3,553)	—		16,663

Other comprehensive income, net of taxes:
Benefit obligation gain	348	—	—		348

Other comprehensive income	348	—	—		348

Total comprehensive income (loss)	$20,564	$(3,553)	$—		$17,011

Accretion and dividends of cumulative redeemable preferred shares	(43,676)	—	43,676	(3a)	—

Net income (loss) available to ordinary shareholders	$(23,460)	$(3,553)	$43,676		$16,663

Earnings (losses) per share - Basic	$(0.39)	$(0.27)	$—		$0.16

Earnings (Losses) per share - Diluted	$(0.39)	$(0.27)	$—		$0.16

Weighted average number of shares outstanding during the period - Basic	60,249,330	13,290,649	29,911,121	(3b)	103,451,100
Weighted average number of shares outstanding during the period - Diluted	60,249,330	13,290,649	29,911,121	(3b)	103,451,100

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Description of transaction

Pursuant to the Transaction Agreement, the following transactions occured:

•	Pace issued to TPG Pace Sponsor, LLC (formerly, TPACE Sponsor Corp.), a Cayman Islands exempted company and the sponsor of Pace, certain warrants to acquire Holdco Shares, par value € 0.10 per share, upon the occurrence of certain events;

•	Pace entered into the Securities Purchase Agreements with the Playa Preferred Shareholders;

•	Pace merged with and into New Pace, with New Pace being the surviving company in the Pace Merger;

•	New Pace distributed to Holdco a certain amount of cash held by New Pace (including the cash held in trust, the cash raised through the Private Placement and the cash raised through the Playa Employee Offering);

•	Holdco, as Pace’s successor in interest under the Securities Purchase Agreements with the Playa Preferred Shareholders, acquired all of Playa’s preferred shares from the Playa Preferred Shareholders; and

•	Holdco merged with and into Playa through the issuance of stock to Playa’s shareholders. Playa’s shares were retired with Holdco being the surviving company in the Playa Merger.

Note 2. Unaudited pro forma condensed combined balance sheet adjustments

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2016 consist of the following:

(a)	Represents release of cash held in the Trust Account.

(b)	Elimination of historical accumulated deficit of Pace and close out of the equity of Playa and Pace, which is replaced by Holdco shares (par value of € 0.10) immediately after the transactions in the Transaction Agreement, which includes $49.2 million raised through the Private Placement, $0.8 million raised through the Employee Offer and all issued warrants described in the Transaction Agreement ($ in thousands, except for share data):

Reconciliation of ordinary shares:
Contracted enterprise value	$1,753,000
Cash and cash equivalents[1]	111,501
Restricted cash - Cap Cana	5,625
Debt Obligations	(837,813)
Excess parent transaction expenses[2]	2,198

Net enterprise value	$1,034,511

Holdco contracted enterprise value per share	$10.00

Holdco shares outstanding	103,451,100

Par value[3]	$10,862

Reconciliation of paid-in capital
Private Placement	$49,200
Playa Employee Offering	799
Initial Playa and Pace paid-in capital	386,006
Holdco shares outstanding - par value	(10,862)
Elimination of Playa and Pace equity:
Redemption of Pace shares	(46,744)
Class A ordinary shares	426,349
Ordinary shares	657
Treasury shares	(23,108)
Pace accumulated deficit	(3,811)

Holdco paid-in capital	$778,486

Total ordinary shares (par value and paid-in capital)	$789,348

[1]	Cash balance per the unaudited pro forma condensed balance sheet was increased by the excess parent transaction expenses ($2.2 million) for the purposes of calculating the net enterprise value per the Transaction Agreement.
[2]	Represents an adjustment to net enterprise value for parent transaction expenses incurred above the maximum amount per the Transaction Agreement.
[3]	Holdco shares outstanding multiplied by the par value of $0.11 (€ 0.10 converted to USD using an exchange rate of 1:1.105).

(c)	Represents the acquisition of all of the Playa Preferred Shares from the Playa Preferred Shareholders.

(d)	Represents an adjustment to record the payment of estimated costs related to the transactions outlined in the Transaction Agreement, which are nonrecurring. These costs include the payment of deferred underwriters fees from the Pace IPO, payable at the consummation of the Playa Merger.

(e)	Represents the redemption of 4,665,041 of Pace Ordinary Shares at the estimated per share redemption price of $10.02, which is derived by the value of the Trust Account ($450.9 million) divided by the 45,000,000 shares held by Pace public shareholders prior to redemption.

(f)	Surrender of 3,750,000 of Founder Shares.

Note 3. Unaudited pro forma condensed combined statement of operations adjustments

The pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 consist of the following:

(a)	Represents an adjustment to remove the accretion and dividends related to the Playa Preferred Shares, which will be purchased by Holdco immediately prior to completion of the Playa Merger, as if the transactions in the Transaction Agreement occurred on January 1, 2016.

(b)	As transactions in the Transaction Agreement are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the transactions in the Transaction Agreement have been outstanding for the period presented.

Weighted average common shares outstanding - basic and diluted is calculated as follows:

PACE public shareholders	40,334,959
PACE Sponsor and the other former holders of PACE founder shares	7,500,000
Private Placement	5,064,654
Playa Employee Offering	82,751
Playa common shareholders	50,468,736

Total outstanding at Playa Merger closing	103,451,100